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Exhibit 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                           CHARTER ONE FINANCIAL, INC.
                            (A Delaware Corporation)


                                    ARTICLE I

                                     OFFICES

         SECTION 1. Registered Office. The registered office of Charter One Financial, Inc. (hereinafter referred to as the "Corporation") within the State of Delaware is Corporation Trust Center No. 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent at that address in charge thereof is The Corporation Trust Company.

         SECTION 2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be stated in the notice of meeting or in a duly executed waiver thereof.

         SECTION 2. Annual Meeting. The annual meeting of stockholders, commencing with fiscal year 1988, shall be held on the first Wednesday of May in each fiscal year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at 2:00 P.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. At such annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         SECTION 3. Special Meetings. Special meetings of stockholders may only be called as provided in Article NINTH of the Certificate of Incorporation.

         SECTION 4. Notice of Meetings. Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting.


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Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

         SECTION 5. Stockholders List. The officer who has charge of the stock transfer books of the Corporation shall prepare and make, in the time and manner required by applicable law, a list of stockholders entitled to vote and shall make such list available for such purposes, at such places, at such times and to such persons as required by applicable law. The stock transfer books shall be the only evidence as to the identity of the stockholders entitled to examine the stock transfer books or to vote in person or by proxy at any meeting of stockholders.

         SECTION 6. Quorum, Adjournments. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by Article SIXTH of the Certificate of Incorporation. The stockholders entitled to vote and present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders entitled to vote to leave less than a quorum then present and represented. Any stockholders' meeting, annual or special, whether or not a quorum is present or represented, may be adjourned from time to time by the vote of the holders of a majority of the stock entitled to vote thereat, the holders of which are either present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at such meeting. At any adjourned meeting, at which a quorum should be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, except for such business as was duly transacted at any earlier meeting. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is set, a notice of the adjourned meeting shall be given as in the case of an original meeting to each stockholder of record entitled to vote at the meeting.

         SECTION 7. Organization. At each meeting of stockholders, the Chairman of the Board or, in his absence or if one shall not have been elected, the President or such other person as the Board of Directors may have designated

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shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 8. Order of Business. The order of business and the procedure at all meetings of the stockholders shall be as determined by the chairman of the meeting, unless otherwise prescribed by law or regulation.

         SECTION 9. Voting. Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the Corporation:

                  (a) on the date fixed pursuant to the provisions of Section 7 of Article V of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

                  (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon (after giving effect, if applicable, to the provisions of Article SIXTH of the Certificate of Incorporation), present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         SECTION 10. New Business. At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the annual meeting (a) by, or at the direction of, the majority of the Board of Directors, including a majority

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of the Continuing Directors, or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 10. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholder who is the record or Beneficial Owner of any equity security of the Corporation known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation's equity securities which are Beneficially Owned and owned of record by the stockholder giving the notice on the date of such stockholder notice and by any other record or Beneficial Owners of the Corporation's equity securities known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial or other interest of the stockholder in such proposal.

         A majority of the Continuing Directors may reject any stockholder proposal not timely made in accordance with the terms of this Section 10. If a majority of the Continuing Directors determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this
Section 10 in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the majority of the Continuing Directors shall reasonably determine. If the deficiency is not cured within such period, or if the majority of the Continuing Directors determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 10 in any material respect, then a majority of the Continuing Directors may reject such stockholder's proposal. The Secretary of the Corporation shall notify a stockholder in writing whether his proposal has been made in accordance with the time and information requirements

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of this Section 10. Notwithstanding the procedures set forth in this paragraph, if the majority of the Continuing Directors does not make a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section 10. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 10, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

         SECTION 11. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. If more than one inspector has been appointed, the decision, act or certificate of a majority of the inspectors is effective in all respects as the decision, act or certificate of all of the inspectors. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

         SECTION 12. Action by Consent. As provided in the Certificate of Incorporation, the stockholders of the Corporation shall not be entitled to take action by written consent in lieu of taking such action at an annual or special meeting of stockholders.



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                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as provided in the Certificate of Incorporation and these Bylaws. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the Continuing Directors or the stockholders.

         SECTION 2. Number, Qualifications, Election and Term of Office. The number of directors constituting the initial Board of Directors shall be sixteen. Thereafter, the number of directors may be fixed, from time to time, pursuant to a resolution adopted by the affirmative vote of a majority of the Continuing Directors, as that term is defined in Article FIFTH of the Certificate of Incorporation. The election of directors, the division of directors into separate classes and the terms of directors, shall be provided in Article SEVENTH of the Certificate of Incorporation. The majority of the Board of Directors shall be independent directors. An "independent director" shall mean a director who:

         (i) has not been employed by the Company in an executive capacity within the last five (5) years;
         (ii) is not, and is not affiliated with a company that is, an advisor or consultant to the Company, or a significant customer or supplier of the Company;
         (iii) has no personal services contract(s) with the Company or the Company's senior management;
         (iv) is not affiliated with a not-for-profit entity that receives significant contributions from the Company;
         (v) within the last five(5) years, has not had any business relationship with the Company for which the Company has been required to disclose the amount of fees, or other consideration paid, under the Securities and Exchange Commission disclosure regulations;
         (vi) is not employed by a public company at which an executive officer of the Company serves as a director;
         (vii) has not had a relationship described in (i) through (vi) above with any affiliate of the Company;
         (viii) is not a member of the immediate family of any person described in (i) through (vii) above.

         SECTION 3. Nominations of Directors. Nominations of candidates for election as directors at any annual meeting of stockholder may be made (i) by, or at the direction of, a majority of the Board of Directors, including a majority of the Continuing Directors or (ii) by any stockholder of record entitled to vote at such annual meeting. Only persons nominated in accordance with procedures set forth in this Section 3 shall be eligible for election as directors at an annual meeting.

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         Nominations, other than those made by, or at the direction of, a majority of the Board of Directors, including a majority of the Continuing Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety
(90) days prior to the date of the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation's equity securities which are Beneficially Owned by such person on the date of such stockholder notice and (d) any other information relating to such person that would be required to be disclosed pursuant to Regulation 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the acquisition of shares, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule A of Regulation 14A and information which would be required to be filed on Schedule B of Regulation 14A with the Securities and Exchange Commission (as such Items and Schedules are in effect on the date hereof and such additional information required by those provisions or successor provisions adopted after the date hereof); and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholder who is a record or Beneficial Owner of any equity securities of the Corporation and who is known by such stockholder to be supporting such nominee(s) and (b) the class and number of shares of the Corporation's equity securities which are Beneficially Owned and owned of record by such stockholder on the date of such stockholder notice and the number of shares of the Corporation's equity securities Beneficially Owned and owned of record by any Person known by such stockholder to be supporting such nominee(s) on the date of such stockholder notice. At the request of a majority of the Board of Directors, including a majority of the Continuing Directors, any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. Ballots bearing the names of all the persons who have been

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nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 3 shall be provided for use at the annual meeting.

         A majority of the Continuing Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section
3. If a majority of the Continuing Directors determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3 in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days, from the date such deficiency notice is given to the stockholder, as a majority of the Continuing Directors shall reasonably determine. If the deficiency is not cured within such period, or if a majority of the Continuing Directors reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 3 in any material respect, then a majority of the Continuing Directors may reject such stockholder's nomination. The Secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Section 3. Notwithstanding the procedure set forth in this Section 3, if the majority of the Continuing Directors does not make a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was not made in accordance with the terms of this Section 3. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

         SECTION 4. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

         SECTION 5. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of the other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place, within or without the State of Delaware, as shall be specified in a notice thereof given as hereinafter provided in Section 8 of this ARTICLE III.


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         SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these Bylaws.

         SECTION 7. Special Meetings. Special meetings of the Board of Directors may be called by (i) the Chairman of the Board, (ii) the President or (iii) by the Secretary on the written request of a majority of the members of the Board of Directors, including a majority of the Continuing Directors.

         SECTION 8. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 8, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these Bylaws, such notice need not sate the purpose or purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first class mail, at least four (4) days before the time of the meeting, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least twelve (12) hours before the time of the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 9. Quorum and Manner of Acting. At all meetings of the Board of Directors, one-third (1/3) of the total number of directors, including at least a majority of the Continuing Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as

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a Board and the individual directors shall have no power as such.

         SECTION 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its tender. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 11. Newly Created Directorships and Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, an increase in the number of authorized directors, or other cause shall be filled as provided in Article SEVENTH of the Certificate of Incorporation.

         SECTION 12. Removal of Directors. A director may be removed only as provided in Article SEVENTH of the Certificate of Incorporation.

         SECTION 13. Compensation. Each director shall receive such fees and other compensation, along with reimbursement of expenses incurred on behalf of the Corporation or in connection with attendance at meetings, as the Board of Directors may from time to time determine. No such payment of fees or other compensation shall preclude any director from serving the Corporation in any other capacity and receiving fees and compensation for such services.

         SECTION 14. Committees. Unless restricted by the Certificate of Incorporation, the Board of Directors may, by resolution passed by a majority of the entire Board of Directors, including a majority of the Continuing Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Director and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors. Members of either standing or special committees shall receive such fees and other compensation, along with reimbursement of expenses incurred on behalf of the Corporation or in connection with attendance of meetings, as the Board of Directors may from time to time determine. No such payment of fees or

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compensation shall preclude any member of a committee from serving the corporation in any other capacity and receiving fees and compensation for such services.

         SECTION 15. Action by Consent. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

         SECTION 16. Telephonic Meeting. Any one or more members of the Board of Directors or any committee of the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

         SECTION 17. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 18. Directors, Executive Officers and Committees. In accordance with Section 6.4 of the Agreement and Plan of Merger by and between the Corporation and FirstFed Michigan Corporation, dated May 30, 1995 (the "Agreement"), the following provisions shall govern directors, executive officers and committees to the exclusion of any provision in these bylaws to the contrary. Terms capitalized but not otherwise defined in this Section shall have the meaning given to them in the Agreement.

         (a) At the Company Merger Effective Time, the Board of Directors of Charter as the Surviving Corporation shall be fixed at either 16 directors, if the shareholders of Charter at the Charter Stockholders Meeting approve the amendment to Article Seventh of Charter's Restated Certificate of Incorporation increasing the maximum number of directors to 16 persons by the requisite vote, or 14 directors, if such amendment is not approved by the requisite vote, (the "Initial Directors"), one-half of whom in either case shall be selected by the Board of Directors of Charter and one-half of whom shall be selected by the Board of Directors of FirstFed, in each case prior to the Company Merger Effective Time. As soon as practicable, the Boards of Directors of Charter and FirstFed shall each select those persons it is to select who are to serve on the

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Board of Directors of Charter as the Surviving Corporation. Thereafter, Charter
and FirstFed shall agree as to the class and term for each of the persons so selected as a director (it being the intention that to the greatest extent practicable, the Charter and FirstFed directors shall serve in equal number in each of the Surviving Corporation's three classes of directors). Charter and its Board of Directors shall take all necessary corporate action prior to the Company Merger Effective Time to effectuate this agreement of the parties including the election of the designated persons as directors of Charter as the Surviving Corporation, effective at the Company Merger Effective Time, for the agreed upon classes and terms. For a period of four years following the Company Merger Effective Time, Charles J. Koch and Jerome L. Schostak shall serve as the Chairman and Vice Chairman, respectively, of the Board of Directors of Charter as the Surviving Corporation.

         (b) It is the intention of Charter and FirstFed, and their respective Boards of Directors, that until at least the fourth anniversary of the Company Merger Effective Time, the Board of Directors of Charter as the Surviving Corporation (and each of the committees thereof other than the Executive Committee) shall consist of an equal number of persons serving on or representing the Boards of Directors of Charter and FirstFed, respectively, prior to the Company Merger Effective Time. In this regard, if any Initial Director (or successor thereto) does not continue to serve as a director of the Surviving Corporation for any reason whatsoever during such four year period (a "Departing Director"), his/her successor will be the person recommended (i) in the case of a Departing Director who either was a director of Charter prior to the Company Merger Effective Time or was a successor to such a director, by the remaining directors of Charter as the Surviving Corporation who prior to the Company Merger Effective Time served as directors of Charter and, if applicable, any successors to those Charter directors or (ii) in the case of a Departing Director who either was a director of FirstFed prior to the Company Merger Effective Time or was a successor to such a director, by the remaining directors of Charter as the Surviving Corporation who prior to the Company Merger Effective Time served as directors of FirstFed and, if applicable, any successors to those FirstFed directors. Charter and the Surviving Corporation shall take all necessary corporate action, whether prior or subsequent to the Company Merger Effective Time, to effectuate this agreement of the parties and, after the Company Merger Effective Time, Charter's Board of Directors (or committee thereof) will nominate, support the solicitation of proxies in favor of, and otherwise actively use its best efforts to secure the election of directors on a basis consistent with the foregoing.

         (c) For a period of four years following the Company Merger Effective Time, a vote of two-thirds of the entire Board of Directors of the Surviving Corporation shall be necessary to approve (i) any amendment to the Restated Certificate of Incorporation or Bylaws of the Surviving Corporation, (ii) any merger, acquisition, sale of substantially all of its assets or other

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



extraordinary corporate transaction involving the Surviving Corporation, Charter Bank or any other significant financial institution subsidiary of Charter as the Surviving Corporation or (iii) the dismissal or replacement of any of the executive officers of Charter as the Surviving Corporation or Charter Bank or other significant financial institution subsidiary. Charter and the Surviving Corporation shall take all necessary corporate action, whether prior or subsequent to the Company Merger Effective Time, to effectuate this agreement of the parties. Notwithstanding anything to the contrary herein, amendment to the Restated Certificate of Incorporation or Bylaws of Charter or the Surviving Corporation specifically provided for or contemplated in this Agreement shall require the vote of directors as set forth in Charter's Restated Certificate of Incorporation or Bylaws.

         (d) After the Company Merger Effective Time, those persons who served as directors of either Charter or FirstFed prior to the Company Merger Effective Time and who do not become the Initial Directors shall serve (unless such person determines not to serve) as directors emeriti of Charter as the Surviving Corporation with benefits at least as favorable as those currently provided to directors emeriti of Charter.

         (e) For a period of four years following the Company Merger Effective Time, regularly scheduled meetings of the Board of Directors of Charter as the Surviving Corporation shall be held such that there shall be equal numbers of meetings during any such year at sites as selected by the Initial Directors who were previously directors of Charter (including their successors) and at sites as selected by the Initial Directors who were previously directors of FirstFed (including their successors). Charter and the Surviving Corporation shall take all necessary corporate action, whether prior or subsequent to the Company Merger Effective Time, to effectuate this agreement of the parties.

         (f) The fees and benefits to be received by the directors of Charter as the Surviving Corporation shall be no less favorable than those currently provided for directors of either Charter or FirstFed, whichever is greater. In addition, the Initial Vice Chairman of the Board of Charter as the Surviving Corporation shall receive compensation in an amount equal to one hundred fifteen percent (115%) of the compensation he is currently receiving as Chairman of FirstFed's executive committees.

         (g) The Executive Officers of the Surviving Corporation following the Company Merger Effective Time shall be: Charles J. Koch - Chairman of the Board, President and Chief Executive Officer; Richard W. Neu - Senior Vice President and Treasurer; John D. Koch - Senior Vice President; Mark D. Grossi - Senior Vice President; and Robert J. Vana - Chief Corporate Counsel and Secretary.

         (h) For a period of at least four years following the Company Merger Effective Time, the Board of Directors of Charter as the Surviving Corporation shall have a five person Executive Committee and such other committees as the

Board shall establish in accordance with Section 141 of the DGCL, Charter's Certificate of Incorporation and the Bylaws. The five members of the Executive Committee effective at the Company Merger Effective Time shall be Messrs. Charles J. Koch (who shall be the Chairman of the Executive Committee), Jerome
L. Schostak, John D. Koch, Mark D. Grossi and Richard W. Neu and they shall each serve for a period of four years from the Company Merger Effective Time. The Executive Committee shall not have such power or authority as is specifically excluded to it pursuant to Section 141 of the DGCL. The Executive Committee shall act by majority vote to carry out the policies, plans, practices and directions previously approved by the Board of Directors (or those approved by eighty percent (80%) of the members of the Executive Committee) and to otherwise enable Charter, as the Surviving Corporation, to conduct its business in the normal and regular course consistent with Charter's then current policies, plans, practices and directions. All other determinations by the Executive Committee shall require the affirmative vote of eighty percent (80%) of its members. Prior to the Company Merger Effective Time, Charter and FirstFed shall reasonably agree as to the initial members of each other committee of the Board of Directors of Charter as the Surviving Corporation. Each of such committees (other than the Executive Committee) shall have an even number of members, and at the Company Merger Effective Time and for four years thereafter, one-half of the members of each such other committee shall consist of directors who served as directors of Charter prior to the Company Merger Effective Time (or their successors) and the other half shall consist of directors who served as directors of FirstFed prior to the Company Merger Effective Time (or their successors).

         (i) Notwithstanding anything to the contrary, none of the persons who serve as directors of FirstFed shall be subject to an age restriction relating to service as a director of the Corporation.

         (j) This section shall expire on the fourth anniversary of the Company Merger Effective Time.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board held after each annual meeting of stockholders, or as soon thereafter as possible, and shall include the President, one or more Vice Presidents, the Secretary and the Treasurer. If the Board of Directors wishes, it may also elect as an officer of the Corporation a Chairman of the Board and may elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person, and no officer except the Chairman of the Board and the President need be a director.

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



Each officer shall hold office until his successor shall have been duly elected and qualified, or until his death, resignation or removal, as hereinafter provided in these Bylaws. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, shall be filled only by a majority vote of the Board of Directors for the unexpired portion of the term.

         SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

         SECTION 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof, but such removal, other than for cause (as defined in any contract between the officer and the Corporation), shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. Chairman of the Board. The Chairman of the Board, if one shall have been elected, shall be a member of the Board, may be the chief executive officer of the Corporation and, if present, shall preside at each meeting of the Board of Directors or the stockholders. He shall advise and counsel with the President, and in his absence with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

         SECTION 5. The President. The President may be the chief executive officer of the Corporation. He shall, in the absence of the Chairman of the Board or if a Chairman of the Board shall not have been elected, preside at each meeting of the Board of Directors or the stockholders. He shall perform all duties incident to the office of President and chief executive officer and such other duties as may from time to time be assigned to him by the Board of Directors.

         SECTION 6. Vice President. Each Vice President shall perform all such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Vice Presidents in the order of their election), shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

         SECTION 7. Treasurer. The Treasurer shall

                  (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

                  (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

                  (c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or pursuant to its direction;

                  (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

                  (e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;

                  (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

                  (g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 8. Secretary. The Secretary shall

                  (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

                  (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

                  (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                  (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                  (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 9. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined

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



by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

         SECTION 10. The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

         SECTION 11. Officers' Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

         SECTION 12. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

                                    ARTICLE V

                      STOCK CERTIFICATES AND THEIR TRANSFER

         SECTION 1. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         SECTION 2. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         SECTION 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer, including, without limitation, the restrictions on transfer set forth in Article FIFTH of the Certificate of Incorporation. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

         SECTION 5. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

         SECTION 6. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

         SECTION 7. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, a majority of the Board of Directors, including a majority of the Continuing Directors, may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 8. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the party of any other person, whether or not its shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         SECTION 1. Dividends. Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

         SECTION 2. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

         SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

         SECTION 4. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

         SECTION 5. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

         SECTION 6. Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

                                   ARTICLE VII

                                   DEFINITIONS

         Capitalized terms in these Bylaws, not otherwise defined in these Bylaws, have the meanings assigned to them in the Certificate of Incorporation.

                                  ARTICLE VIII

                                   AMENDMENTS

         These Bylaws may be amended or repealed or new bylaws adopted as provided in Article FIFTEENTH of the Certificate of Incorporation.